EXHIBIT 16.1

BDO SEIDMAN, LLP Accountants and Consultants	401 Broadhollow Road, 2nd Floor Melville, New York 11747 Telephone: (631) 501-9600 Fax: (631) 501-1885

September 20, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C.  20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on September 19, 2007, to be filed by our former client, TSR, Inc.  We agree with the statements made in response to that item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP